Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Unaudited Second Quarter 2023 Earnings

Scranton, PA, July 25, 2023/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and six months ended June 30, 2023.

Peoples reported net income of $9.4 million, or $1.31 per diluted share for the three months ended June 30, 2023, a 0.8% increase when compared to $9.4 million, or $1.30 per share for the comparable period of 2022. Quarterly net income included lower net interest income of $1.6 million due to higher funding costs, reduced noninterest income of $0.3 million and higher operating expenses of $1.1 million, offset by a lower provision for credit losses of $3.2 million.

The $2.2 million credit to the provision for credit losses in the current period included the impact of various factors such as updated economic assumptions as well as changes in qualitative adjustments, portfolio composition and asset quality. Changes to qualitative factors related to lower loan growth were partially offset by banking industry concerns which resulted in lower expected credit losses. The year ago period included a provision for credit losses of $1.0 million based on our legacy allowance for credit losses methodology and then current conditions.

For the six months ended June 30, 2023, net income was $17.0 million, or $2.37 per diluted share, a 10.4% decrease when compared to $19.0 million, or $2.63 per diluted share for the comparable period of 2022. Net interest income for the current period decreased $1.1 million when compared to the six months ended June 30, 2022 as higher interest income due to increased rates was more than offset by increased funding costs. Lower net interest income combined with higher operating expenses of $3.4 million were partially offset by a $2.2 million decrease to the provision for credit losses.

FINANCIAL HIGHLIGHTS

●	Net income for the six months ended June 30, 2023 was $17.0 million or $2.37 per diluted share.

●	Dividends paid during the first six months ended June 30, 2023 totaled $0.82 per share representing a 5.1% increase from the comparable period in 2022.

●	Net loan growth for the six months ended June 30, 2023 was $113.1 million or 8.4% annualized and consisted primarily of commercial real estate loans.
●	Total deposits grew $182.9 million to $3.2 billion during the first six months of 2023. Core deposits, excluding brokered deposits, declined $65.1 million or 2.2%.
●	At June 30, 2023, the Company had $1.7 billion in additional liquidity available in the form of lines of credit at the Federal Reserve Bank and Federal Home Loan Bank of Pittsburgh (FHLB), brokered deposit capacity and unencumbered securities that may be pledged as collateral, representing 46.2% of total assets and 52.6% of total deposits.
●	At June 30, 2023, total estimated uninsured deposits, were approximately $820.6 million, or approximately 25.4% of total deposits; as compared to approximately $1.1 billion, or 36.9% of total deposits at December 31, 2022. Included in the uninsured total at June 30, 2023 is $344.6 million of municipal deposits collateralized by letters of credit issued by the Federal Home Loan Bank of Pittsburgh and pledged investment securities, and $1.7 million of affiliate company deposits.
●	25,555 shares were purchased during the three months ended June 30, 2023 at an average price per share of $41.89 and retired under the Company’s common stock repurchase plan which was restarted in the current three month period.
●	Tangible book value increased 7.0% to $37.64 at June 30, 2023 from $35.19 at December 31, 2022.

●	Asset quality remained strong as nonperforming assets as a percentage of total assets at June 30, 2023 was 0.06%, compared to 0.12% and 0.13% at December 31, 2022 and June 30, 2022.

NOTABLES

●	On July 10, 2023, Peoples Security Bank and Trust Company completed the relocation of its North Allegheny, Pennsylvania branch to a newly constructed full-service community office serving the Greater Pittsburgh Market.
●	On July 17, 2023, Peoples Security Bank and Trust Company relocated its King of Prussia, Pennsylvania branch to a larger, more visible full-service location on DeKalb Pike to better serve the Greater Delaware Valley market.

  INCOME STATEMENT REVIEW

In March 2022, the Federal Open Market Committee ("FOMC") began increasing the federal funds rate in an attempt to curb inflation. Since then, there have been ten rate increases, totaling 500 basis points. There were seven rate hikes in 2022 and three additional increases in 2023 before the FOMC paused at its June 2023 meeting. These increases directly impact our core source of income, net interest income through yields on investments and loans and the cost of funding via deposits and borrowings. Through June 30, 2023, we have realized higher rates on our existing adjustable and variable rate loans and new originations. The benefit of higher asset yields however, has been offset by higher funding costs as rate-sensitive depositors seek higher rates. We anticipate that funding costs will continue to increase in the future as a result of local competition for deposits and the cost of alternative funding.

Calculated on a fully taxable equivalent basis, a non-GAAP measure1, our net interest margin for the three months ended June 30, 2023 was 2.61%, a decrease of 21 basis points when compared to the 2.82% for the three months ended March 31, 2023 and 45 basis points when compared to 3.06% for the same three month period in 2022.  The decrease in net interest margin from the prior three month period and year ago period was due to higher funding costs offsetting the increased yield and balance of earning assets. The tax-equivalent yield on interest-earning assets increased 15 basis points to 4.31% during the three months ended June 30, 2023 from 4.16% during the three months ended March 31, 2023, and increased 97 basis points when compared to 3.34% for the three months ended June 30, 2022.  Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, increased 45 basis points to 2.29% for the three months ended June 30, 2023 when compared to 1.84% during the three months ended March 31, 2023 and increased 190 basis points compared to 0.39% in the prior year period. We continued to increase interest rates paid on deposits during the quarter to attract new deposits and retain current balances. Our cost of interest-bearing deposits increased 54 basis points during the current three month period to 2.21% from 1.67% in the prior three month period ended March 31, 2023. Our cost of total deposits for the three months ended June 30, 2023 increased 46 basis points to 1.72% from 1.26% during the three months ended March 31, 2023.

On a trailing twelve month basis, our average cost of interest-bearing deposits increased 191 basis points, from 0.30% at June 30, 2022 to 2.21% at June 30, 2023, representing a beta on interest-bearing deposits of approximately 54.6%. Our overall cost of total deposits increased 150 basis points from 0.22% at June 30, 2022 to 1.72%, representing a beta on total deposits of approximately 42.9%.

Second Quarter 2023 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended June 30, decreased $1.6 million or 6.6% to $22.6 million in 2023 from $24.2 million in 2022. The decrease in tax equivalent net interest income was due to higher tax-equivalent interest income of $10.9 million less elevated interest expense of $12.5 million.

The higher interest income was the result of an increase in yield and average balance of earning assets. Average earning assets were $301.8 million higher in the three month period ended June 30, 2023 when compared to the year ago period. The tax-equivalent yield on the loan portfolio was 4.79% and 3.83% for the three months ended June 30, 2023 and 2022, respectively. This increase was due to the higher rates on adjustable and floating rate loans, and new loan originations. Loans, net, averaged $2.8 billion for the three months ended June 30, 2023 and $2.5 billion for the comparable period in 2022. For the three months ended June 30, the tax-equivalent yield on total investments increased to 1.73% in 2023 from 1.67% in 2022. Average investments totaled $558.1 million in the three months ended June 30, 2023 and $664.2 million in the three months ended June 30, 2022.

1 See reconciliation of non-GAAP financial measures on p.18-19

The increased interest expense in the three months ended June 30, 2023 was due primarily to higher rates on consumer, business and municipal deposits driven by the higher interest rate environment.  In addition, as part of the Company's strategy to improve on-balance sheet liquidity, $92.2 million of higher-cost brokered deposits were added. The Company's total cost of deposits increased during the three months ended June 30, 2023 compared to the year ago period by 150 basis points to 1.72%, and the cost of interest-bearing deposits increased 191 basis points to 2.21% from 0.30% in the previous year three month period. Short-term borrowings averaged $16.9 million in the current period and added $0.2 million of interest expense at an average cost of 5.07% compared to $35.0 million in short-term borrowings in the year ago period at an average cost of 1.40%.

Average interest-bearing liabilities increased $331.1 million for the three months ended June 30, 2023, compared to the corresponding period last year due primarily to an increase in non-maturity and brokered certificate of deposits. Average noninterest-bearing deposits decreased $44.5 million or 5.9% from the prior period and now represent 22.2% of total deposits.

For the three months ended June 30, 2023, a reversal of $2.2 million was posted to the provision for credit losses compared to a provision of $1.0 million in the year ago period. The current period provision reversal was due to the impact of various factors such as updated economic assumptions as well as changes in qualitative adjustments, portfolio composition and asset quality. Changes to qualitative factors related to lower loan growth were offset by banking industry concerns which resulted in a lower expected credit losses. The year ago period included a provision for credit losses of $1.0 million based on our legacy allowance for credit losses methodology and then current conditions.

Noninterest income for the three months ended June 30, 2023 was $3.6 million, a $0.3 million decrease from the prior year’s quarter. Higher retail and commercial account service charges and a higher FHLB dividend, were offset by lower merchant services and swap related revenue.

Noninterest expense increased $1.1 million or 7.2% to $16.6 million for the three months ended June 30, 2023, from $15.5 million for the three months ended June 30, 2022. Salaries and employee benefits increased $0.6 million or 8.0% due to annual merit increases; new hires; lower deferred loan origination costs; and higher employee benefit costs. Occupancy and equipment expenses were higher by $0.2 million in the current period due to the increase in transactional costs relating to our expansion market volume. Other expenses increased $0.3 million due primarily to higher FDIC assessments and loan account processing fees.

The provision for income tax expense was $1.8 million for the three months ended June 30, 2023 and June 30, 2022 with an effective tax rate of 16.1% for each quarter.

Six-Month Results – Comparison to Prior Year First Six Months

Our net interest margin, a non-GAAP measure1, for the six months ended June 30, 2023 was 2.72%, a decrease of 29 basis points over the prior year’s period of 3.01%. Tax-equivalent net interest income, a non-GAAP measure1 for the six months ended June 30, decreased $1.1 million, or 2.3%, to $46.2 million in 2023 from $47.2 million in 2022. The decrease in net interest income was the result of higher loan interest income due to increased volume and rates on new loans and those that are repricing, offset by the higher cost of deposit funding. In addition, the 2023 period included $0.2 million in SBA PPP interest and fees, compared to the $1.5 million in the year ago period. Investments decreased $70.3 million compared to June 30, 2022, as the Company engaged in investment sales to, in part, fund loan growth and repay short-term borrowings. The yield on earning assets was 4.23% for the first half of 2023 compared to 3.28% for the six month period ended June 30, 2022. The cost of interest bearing liabilities during the six month period ended June 30, 2023 increased 170 basis points to 2.07% from 0.37% for the six months ended June 30, 2022 as the cost of all deposit products and short-term borrowing costs increased. Furthermore, the Company, as part of its strategy to improve on-balance sheet liquidity, added $259.0 million of brokered certificate of deposits at an average cost of 5.16% during the first six months of 2023.

For the six months ended June 30, 2023, a credit to the provision for credit losses of $0.9 million was posted due to various factors including updated economic assumptions as well as changes in qualitative factors, portfolio composition and asset quality.

Noninterest income was $7.2 million for the six months ended June 30, 2023 and $7.3 million for the comparable period ended June 30, 2022.  During the period, service charges, fees and commissions increased $0.4 million, due in part to a $0.3 million increase in consumer and commercial deposit service charges, higher revenue related to debit card activity and increased dividends on FHLB stock. Merchant services income decreased $0.3 million during the six months ended June 30, 2023 compared to the prior year on lower transaction volume incentives. Interest rate swap revenue decreased $0.4 million on lower origination volume and market value adjustments.

Noninterest expense for the six months ended June 30, 2023, was $33.2 million, an increase of $3.4 million from $29.8 million for the six months ended June 30, 2022. The increase was due primarily to $1.7 million in higher salaries and benefits expense due to annual merit increases, expansion market investments and lower deferred loan origination costs, which are recorded as a contra-salary expense, of $0.6 million due to lower loan origination volume compared to the year ago period. Occupancy and equipment expenses were higher by $0.3 million in the current period due to transaction cost increases. The year ago period included $0.5 million of gains from the sale of other real estate owned, which is included in noninterest expense, with no comparable transaction in the current period. Other expenses including professional fees, loan account processing fees, Pennsylvania shares tax and FDIC assessments accounted for an increase of $1.0 million.

The provision for income taxes for the six months ended June 30, 2023 decreased $0.4 million and the effective tax rate was 15.8% as compared to 16.0% in the prior period.

BALANCE SHEET REVIEW

At June 30, 2023, total assets, loans and deposits were $3.7 billion, $2.8 billion and $3.2 billion, respectively. During the six month period, investment sales, deposit growth and FHLB term borrowings were utilized to fund loan growth and repay short-term borrowings.

Loan growth for the six months ended June 30, 2023 was $113.1 million or 8.4% annualized. Growth slowed during the three months ended June 30, 2023 totaling $25.3 million as compared to loan growth of $88.0 million during the first three months of 2023. Higher interest rates and economic uncertainty may result in lower loan demand and lower growth over the near-term. Commercial real estate loans made up the majority of the growth with residential real estate loans also increasing. At June 30, 2023, gross PPP loans remaining totaled $22.1 million and net deferred PPP fees remaining totaled $0.2 million.

Total investments were $484.1 million at June 30, 2023, compared to $569.0 million at December 31, 2022. At June 30, 2023, the available-for-sale securities totaled $395.9 million and the held-to-maturity securities totaled $88.2 million. The unrealized losses on the held-to-maturity portfolio totaled $14.2 million and $14.6 million at June 30, 2023 and December 31, 2022, respectively. During the six month period ended June 30, 2023, $65.6 million in U.S. Treasury, tax-exempt municipals and mortgage-backed securities were sold at a net gain of $81 thousand. The proceeds were used to pay-down higher cost short-term borrowings.

Total deposits increased $182.9 million during the six months ending June 30, 2023. Noninterest-bearing deposits decreased $59.4 million and interest-bearing deposits increased $242.3 million during the six months ended June 30, 2023. The increase in deposits was due to a $248.0 million net increase in brokered deposits and a $25.0 million increase in retail and commercial accounts partially offset by a $90.2 million seasonal decrease in municipal deposits. During the six months ended June 30, 2023, the Company added $259.0 million of longer-term callable brokered CDs to improve its on-balance sheet liquidity position and mitigate risk of higher rates. The Company has the option to call the CDs after an initial three or six month period.

The deposit base consisted of 43.9% retail accounts, 33.4% commercial accounts, 14.4% municipal relationships and 8.4% brokered deposits at June 30, 2023. At June 30, 2023, total estimated uninsured deposits, were approximately $820.6 million, or approximately 25.4% of total deposits as compared to $1.1 billion, or 36.9% of total deposits at December 31, 2022. Included in the uninsured total at June 30, 2023 is $344.6 million of municipal deposits collateralized by letters of credit issued by the Federal Home Loan Bank of Pittsburgh and pledged investment securities, and $1.7 million of affiliate company deposits. As an additional resource to our uninsured depositors, we offer all depositors access to IntraFi's CDARS and ICS programs which allows deposit customers to obtain full FDIC deposit insurance while maintaining their relationship with our Bank.

During the six months ended June 30, 2023, the Company utilized a portion of its available line at the FHLB and increased its long-term debt $25.0 million due to favorable pricing on the borrowings versus alternative funding sources.

In addition to deposit gathering and our current long term borrowings, we have additional sources of liquidity available such as overnight borrowings from the FHLB, the Federal Reserve’s Discount Window and Borrower-in-Custody (BIC) program, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. Although we do not plan to access the Federal Reserve's Bank Term Funding Program (BTFP), we have $384.8 million of borrowing capacity based on the par value of unencumbered securities available as collateral under this line. At June 30, 2023, we had $1.7 billion in additional liquidity representing 46.2% of total assets, 52.6% of total deposits and 300.4% of uninsured deposits. For additional information on our deposit portfolio and additional sources of liquidity see the tables on page 15.

The Company maintained its well capitalized position at June 30, 2023. Stockholders' equity equaled $331.8 million or $46.53 per share at June 30, 2023, and $315.4 million or $44.06 per share at December 31, 2022. The increase in stockholders’ equity from December 31, 2022 is primarily attributable to net income and a decrease to accumulated other comprehensive loss (“AOCI”) resulting from a reduction in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCI at June 30, 2023 and December 31, 2022 was $47.6 million and $52.0 million, respectively.

Tangible stockholders' equity, a non-GAAP measure1, increased to $37.64 per share at June 30, 2023, from $35.19 per share at December 31, 2022. Dividends declared for the six months ended June 30, 2023 amounted to $0.82 per share, a 5.1% increase from the 2022 period, representing a dividend payout ratio of 34.6% of net income. During the six months ended June 30, 2023, 42,128 shares were purchased and retired under the Company’s common stock repurchase plan at an average price per share of $45.00. The Company restarted the repurchase plan in the second quarter of 2023, which had been temporarily suspended in response to market volatility and economic uncertainty.

ASSET QUALITY REVIEW

Asset quality metrics remained strong and continued to improve. Nonperforming assets were $2.1 million or 0.07% of loans, net and foreclosed assets at June 30, 2023, compared to $4.1 million or 0.15% of loans, net and foreclosed assets at December 31, 2022. As a percentage of total assets, nonperforming assets improved to 0.06% at June 30, 2023 compared to 0.12% at December 31, 2022.  The decrease in nonperforming assets was due to the reclassification of accruing troubled debt restructurings due to a change in accounting guidance, reduced levels of loans 90 days or more past due and still accruing, collection activities, and a decline in nonaccrual loans due in part to a $0.5 million principal reduction on a commercial real estate loan. At June 30, 2023 the Company had no foreclosed properties.

Effective January 1, 2023, the Company transitioned to ASU 2016-13 Financial Instruments – Credit Losses (Topic 326), commonly referred to as CECL. As a result of the transition to CECL, the allowance for credit losses was reduced $3.3 million to $24.2 million effective January 1, 2023 and the reserve for unfunded commitments was increased $270 thousand to $450 thousand. The cumulative adjustment, net of tax, was recorded as an adjustment to retained earnings effective January 1, 2023.

In addition to the transition adjustment during the six month period ended June 30, 2023, a $0.9 million credit to loan losses and net charge-offs of $34 thousand were recorded. The allowance for credit losses equaled $23.2 million or 0.82% of loans, net at June 30, 2023 compared to $27.5 million or 1.01% of loans, net, at December 31, 2022.  Loans charged-off, net of recoveries, for the six months ended June 30, 2023 were minimal at $34 thousand, compared to $0.3 million or 0.02% of average loans for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely the gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine; credit risk associated with our lending activities; changes in interest rates, loan demand, deposit flows, real estate values and competition; changes in customer behaviors, including consumer spending, borrowing and savings habits; changes in accounting principles, policies, and guidelines including our adoption of Current Expected Credit Losses (CECL) methodology, and any potential volatility in the Company’s operating results due to application of the CECL methodology; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services; adverse developments in the financial industry generally, such as recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to

Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2023	2023	2022	2022	2022
Key performance data:
Share and per share amounts:
Net income	$1.31	$1.05	$1.27	$1.38	$1.30
Core net income (1)	$1.31	$1.04	$1.49	$1.38	$1.30
Cash dividends declared	$0.41	$0.41	$0.40	$0.40	$0.39
Book value	$46.53	$45.96	$44.06	$42.14	$43.50
Tangible book value (1)	$37.64	$37.09	$35.19	$33.26	$34.62
Market value:
High	$44.60	$53.48	$57.60	$56.09	$56.99
Low	$30.60	$42.52	$47.00	$46.84	$47.41
Closing	$43.79	$43.35	$51.84	$46.84	$55.84
Market capitalization	$312,241	$309,985	$371,072	$335,503	$400,410
Common shares outstanding	7,130,409	7,150,757	7,158,018	7,162,750	7,170,661
Selected ratios:
Return on average stockholders’ equity	11.42%	9.43%	11.79%	12.69%	11.71%
Core return on average stockholders’ equity (1)	11.42%	9.35%	13.81%	12.69%	11.71%
Return on average tangible stockholders’ equity	14.12%	11.71%	14.87%	15.94%	14.62%
Core return on average tangible stockholders’ equity (1)	14.12%	11.61%	17.41%	15.94%	14.62%
Return on average assets	1.04%	0.86%	1.04%	1.14%	1.12%
Core return on average assets (1)	1.04%	0.85%	1.22%	1.14%	1.12%
Stockholders’ equity to total assets	9.01%	8.93%	8.87%	8.58%	9.12%
Efficiency ratio (1)(2)	63.51%	60.61%	60.07%	54.95%	54.89%
Nonperforming assets to loans, net, and foreclosed assets	0.07%	0.07%	0.15%	0.16%	0.18%
Nonperforming assets to total assets	0.06%	0.05%	0.12%	0.12%	0.13%
Net charge-offs to average loans, net	0.00%	0.00%	0.03%	0.00%	0.00%
Allowance for credit losses to loans, net	0.82%	0.90%	1.01%	1.14%	1.14%
Interest-bearing assets yield (FTE) (3)	4.31%	4.16%	3.84%	3.59%	3.34%
Cost of funds	2.29%	1.84%	1.20%	0.72%	0.39%
Net interest spread (FTE) (3)	2.02%	2.32%	2.64%	2.87%	2.95%
Net interest margin (FTE) (3)	2.61%	2.82%	2.97%	3.08%	3.06%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	June 30	June 30
Six months ended	2023	2022
Interest income:
Interest and fees on loans:
Taxable	$62,188	$42,862
Tax-exempt	2,794	2,379
Interest and dividends on investment securities:
Taxable	4,053	4,080
Tax-exempt	835	1,025
Dividends	4	2
Interest on interest-bearing deposits in other banks	99	20
Interest on federal funds sold	1,041	95
Total interest income	71,014	50,463
Interest expense:
Interest on deposits	23,324	3,065
Interest on short-term borrowings	1,299	122
Interest on long-term debt	296	51
Interest on subordinated debt	887	887
Total interest expense	25,806	4,125
Net interest income	45,208	46,338
(Credit to) provision for credit losses	(937)	1,250
Net interest income after (credit to) provision for credit losses	46,145	45,088
Noninterest income:
Service charges, fees, commissions and other	3,947	3,453
Merchant services income	372	676
Commissions and fees on fiduciary activities	1,085	1,106
Wealth management income	784	725
Mortgage banking income	208	272
Increase in cash surrender value of life insurance	520	462
Interest rate swap revenue	246	627
Net (losses) on equity investment securities	(17)	(19)
Net gains on sale of investment securities available for sale	81
Total noninterest income	7,226	7,302
Noninterest expense:
Salaries and employee benefits expense	17,562	15,891
Net occupancy and equipment expense	8,380	8,036
Amortization of intangible assets	57	193
Net gains on sale of other real estate owned		(478)
Other expenses	7,169	6,140
Total noninterest expense	33,168	29,782
Income before income taxes	20,203	22,608
Provision for income tax expense	3,199	3,625
Net income	$17,004	$18,983
Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available for sale	$5,688	$(51,281)
Reclassification adjustment for gains on available for sale securities included in net income	(81)
Change in derivative fair value	79	(694)
Income tax expense (benefit) related to other comprehensive income (loss)	1,223	(10,915)
Other comprehensive income (loss), net of income tax expense (benefit)	4,463	(41,060)
Comprehensive income (loss)	$21,467	$(22,077)
Share and per share amounts:
Net income - basic	$2.38	$2.65
Net income - diluted	2.37	2.63
Cash dividends declared	0.82	0.78
Average common shares outstanding - basic	7,151,732	7,172,181
Average common shares outstanding - diluted	7,188,384	7,215,890

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2023	2023	2022	2022	2022
Interest income:
Interest and fees on loans:
Taxable	$32,139	$30,049	$27,515	$25,128	$22,009
Tax-exempt	1,405	1,389	1,367	1,338	1,218
Interest and dividends on investment securities:
Taxable	1,929	2,124	2,058	2,096	2,108
Tax-exempt	378	457	520	521	515
Dividends	2	2			2
Interest on interest-bearing deposits in other banks	85	14	40	41	18
Interest on federal funds sold	798	243	141	106	22
Total interest income	36,736	34,278	31,641	29,230	25,892
Interest expense:
Interest on deposits	13,714	9,610	6,251	3,316	1,597
Interest on short-term borrowings	213	1,086	524	457	122
Interest on long-term debt	269	27	9	16	23
Interest on subordinated debt	444	443	444	443	443
Total interest expense	14,640	11,166	7,228	4,232	2,185
Net interest income	22,096	23,112	24,413	24,998	23,707
(Credit to) provision for credit losses	(2,201)	1,264	(2,149)	450	950
Net interest income after (credit to) provision for credit losses	24,297	21,848	26,562	24,548	22,757
Noninterest income:
Service charges, fees, commissions and other	1,982	1,965	1,909	1,714	1,761
Merchant services income	254	118	131	157	562
Commissions and fees on fiduciary activities	528	557	532	591	551
Wealth management income	386	398	366	339	374
Mortgage banking income	105	103	104	135	128
Increase in cash surrender value of life insurance	262	258	289	269	244
Interest rate swap revenue	23	223	(135)	130	284
Net gains (losses) on investment equity securities	12	(29)	6	(18)	(23)
Net gains (losses) on sale of investment securities available for sale		81	(1,976)
Total noninterest income	3,552	3,674	1,226	3,317	3,881
Noninterest expense:
Salaries and employee benefits expense	8,482	9,080	9,188	8,474	7,851
Net occupancy and equipment expense	4,277	4,103	5,045	4,025	4,083
Amortization of intangible assets	28	29	74	96	97
Net gains on sale of other real estate					(20)
Other expenses	3,827	3,342	2,653	3,340	3,482
Total noninterest expense	16,614	16,554	16,960	15,935	15,493
Income before income taxes	11,235	8,968	10,828	11,930	11,145
Income tax expense	1,810	1,389	1,689	1,962	1,792
Net income	$9,425	$7,579	$9,139	$9,968	$9,353
Other comprehensive (loss) income:
Unrealized (loss) gain on investment securities available for sale	$(5,148)	$10,836	$6,356	$(21,510)	$(18,669)
Reclassification adjustment for (gains) losses on available for sale securities included in net income		(81)	1,976
Change in benefit plan liabilities			370
Change in derivative fair value	2,049	(1,970)	12	(46)	(201)
Income tax (benefit) expense related to other comprehensive (loss) income	(668)	1,891	1,447	(4,527)	(3,963)
Other comprehensive (loss) income, net of income tax (benefit) expense	(2,431)	6,894	7,267	(17,029)	(14,907)
Comprehensive (loss) income	$6,994	$14,473	$16,406	$(7,061)	$(5,554)
Share and per share amounts:
Net income - basic	$1.32	$1.06	$1.28	$1.39	$1.30
Net income - diluted	1.31	1.05	1.27	1.38	1.30
Cash dividends declared	0.41	0.41	0.40	0.40	0.39
Average common shares outstanding - basic	7,145,975	7,157,553	7,158,329	7,169,809	7,171,909
Average common shares outstanding - diluted	7,177,915	7,198,970	7,201,785	7,213,147	7,215,365

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	June 30, 2023			June 30, 2022
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,615,881	$32,139	4.93%	$2,254,405	$22,009	3.92%
Tax-exempt	224,960	1,780	3.17	211,885	1,542	2.92
Total loans	2,840,841	33,919	4.79	2,466,290	23,551	3.83
Investments:
Taxable	469,712	1,931	1.65	553,078	2,110	1.53
Tax-exempt	88,371	481	2.18	111,138	652	2.35
Total investments	558,083	2,412	1.73	664,216	2,762	1.67
Interest-bearing deposits	6,839	85	4.99	10,694	18	0.68
Federal funds sold	61,093	798	5.24	23,920	22	0.37
Total earning assets	3,466,856	37,214	4.31%	3,165,120	26,353	3.34%
Less: allowance for credit losses	25,895			28,839
Other assets	209,915			210,739
Total assets	$3,650,876	$37,214		$3,347,020	$26,353
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$664,451	$4,958	2.99%	$588,222	$448	0.31%
Interest bearing demand and NOW accounts	771,690	3,537	1.84	782,501	577	0.30
Savings accounts	483,385	239	0.20	518,847	99	0.08
Time deposits less than $100	375,799	3,620	3.86	125,653	306	0.98
Time deposits $100 or more	198,355	1,360	2.75	152,346	167	0.44
Total interest-bearing deposits	2,493,680	13,714	2.21	2,167,569	1,597	0.30
Short-term borrowings	16,854	213	5.07	34,953	122	1.40
Long-term debt	25,000	269	4.32	1,901	23	4.85
Subordinated debt	33,000	444	5.40	33,000	443	5.38
Total borrowings	74,854	926	4.96	69,854	588	3.33
Total interest-bearing liabilities	2,568,534	14,640	2.29	2,237,423	2,185	0.39
Noninterest-bearing deposits	711,729			756,226
Other liabilities	39,494			33,079
Stockholders’ equity	331,119			320,292
Total liabilities and stockholders’ equity	$3,650,876			$3,347,020
Net interest income/spread		$22,574	2.02%		$24,168	2.95%
Net interest margin			2.61%			3.06%
Tax-equivalent adjustments:
Loans		$375			$324
Investments		103			137
Total adjustments		$478			$461

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	For the Six Months Ended
	June 30, 2023			June 30, 2022
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,581,167	$62,188	4.86%	$2,201,621	$42,862	3.93%
Tax-exempt	224,442	3,537	3.18	207,788	3,011	2.92
Total loans	2,805,609	65,725	4.72	2,409,409	45,873	3.84
Investments:
Taxable	484,437	4,057	1.69	538,342	4,082	1.53
Tax-exempt	94,337	1,057	2.26	110,768	1,298	2.36
Total investments	578,774	5,114	1.78	649,110	5,380	1.67
Interest-bearing deposits	4,044	99	4.94	10,185	20	0.40
Federal funds sold	40,338	1,041	5.20	92,687	95	0.21
Total earning assets	3,428,765	71,979	4.23%	3,161,391	51,368	3.28%
Less: allowance for credit losses	25,230			28,779
Other assets	209,535			211,608
Total assets	$3,613,070	$71,979		$3,344,220	$51,368
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$692,999	$9,514	2.77%	$592,085	$833	0.28%
Interest bearing demand and NOW accounts	751,655	6,326	1.70	801,155	1,064	0.27
Savings accounts	497,939	455	0.18	512,367	192	0.08
Time deposits less than $100	284,659	4,746	3.36	126,626	608	0.97
Time deposits $100 or more	188,993	2,283	2.44	157,243	368	0.47
Total interest-bearing deposits	2,416,245	23,324	1.95	2,189,476	3,065	0.28
Short-term borrowings	53,985	1,299	4.85	19,135	122	1.29
Long-term debt	13,803	296	4.32	2,186	51	4.70
Subordinated debt	33,000	887	5.42	33,000	887	5.42
Total borrowings	100,788	2,482	4.97	54,321	1,060	3.94
Total interest-bearing liabilities	2,517,033	25,806	2.07	2,243,797	4,125	0.37
Noninterest-bearing deposits	728,238			745,348
Other liabilities	39,208			30,816
Stockholders’ equity	328,591			324,259
Total liabilities and stockholders’ equity	$3,613,070			$3,344,220
Net interest income/spread		$46,173	2.16%		$47,243	2.91%
Net interest margin			2.72%			3.01%
Tax-equivalent adjustments:
Loans		$743			$632
Investments		222			273
Total adjustments		$965			$905

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2023	2023	2022	2022	2022
Net interest income:
Interest income:
Loans, net:
Taxable	$32,139	$30,049	$27,515	$25,128	$22,009
Tax-exempt	1,780	1,757	1,730	1,694	1,542
Total loans, net	33,919	31,806	29,245	26,822	23,551
Investments:
Taxable	1,931	2,126	2,058	2,096	2,110
Tax-exempt	481	576	658	659	652
Total investments	2,412	2,702	2,716	2,755	2,762
Interest on interest-bearing balances in other banks	85	14	40	41	18
Federal funds sold	798	243	141	106	22
Total interest income	37,214	34,765	32,142	29,724	26,353
Interest expense:
Deposits	13,714	9,610	6,251	3,316	1,597
Short-term borrowings	213	1,086	524	457	122
Long-term debt	269	27	9	16	23
Subordinated debt	444	443	444	443	443
Total interest expense	14,640	11,166	7,228	4,232	2,185
Net interest income	$22,574	$23,599	$24,914	$25,492	$24,168
Loans, net:
Taxable	4.93%	4.79%	4.47%	4.19%	3.92%
Tax-exempt	3.17%	3.18%	3.08%	2.98%	2.92%
Total loans, net	4.79%	4.66%	4.35%	4.09%	3.83%
Investments:
Taxable	1.65%	1.73%	1.54%	1.53%	1.53%
Tax-exempt	2.18%	2.33%	2.35%	2.34%	2.35%
Total investments	1.73%	1.83%	1.68%	1.67%	1.67%
Interest-bearing balances with banks	5.04%	4.66%	3.41%	1.77%	0.68%
Federal funds sold	5.24%	5.09%	3.86%	3.08%	0.37%
Total interest-earning assets	4.31%	4.16%	3.84%	3.59%	3.34%
Interest expense:
Deposits	2.21%	1.67%	1.08%	0.59%	0.30%
Short-term borrowings	5.07%	4.81%	4.20%	2.30%	1.40%
Long-term debt	4.32%	4.41%	4.87%	4.64%	4.85%
Subordinated debt	5.40%	5.44%	5.33%	5.33%	5.38%
Total interest-bearing liabilities	2.29%	1.84%	1.20%	0.72%	0.39%
Net interest spread	2.02%	2.32%	2.64%	2.87%	2.95%
Net interest margin	2.61%	2.82%	2.97%	3.08%	3.06%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At period end	2023	2023	2022	2022	2022
Assets:
Cash and due from banks	$37,774	$31,354	$37,675	$35,000	$39,693
Interest-bearing balances in other banks	5,814	7,129	193	8,410	8,040
Federal funds sold	93,100	102,100		69,600
Investment securities:
Available for sale	395,826	418,125	477,703	477,590	513,911
Equity investments carried at fair value	92	81	110	103	121
Held to maturity	88,211	89,705	91,179	92,771	94,446
Total investments	484,129	507,911	568,992	570,464	608,478
Loans held for sale				653	681
Loans	2,843,238	2,818,043	2,730,116	2,623,706	2,565,579
Less: allowance for credit losses	23,218	25,444	27,472	29,822	29,374
Net loans	2,820,020	2,792,599	2,702,644	2,593,884	2,536,205
Goodwill	63,370	63,370	63,370	63,370	63,370
Premises and equipment, net	57,712	56,561	55,667	54,394	53,094
Bank owned life insurance	48,857	48,598	48,344	48,235	47,968
Deferred tax assets	16,258	16,015	18,739	20,796	16,269
Accrued interest receivable	11,406	11,678	11,715	10,082	9,303
Other intangible assets, net	48	77	105	179	276
Other assets	43,287	41,079	46,071	41,739	38,162
Total assets	$3,681,775	$3,678,471	$3,553,515	$3,516,806	$3,421,539
Liabilities:
Deposits:
Noninterest-bearing	$713,375	$746,089	$772,765	$769,935	$747,558
Interest-bearing	2,516,106	2,489,878	2,273,833	2,354,205	2,163,725
Total deposits	3,229,481	3,235,967	3,046,598	3,124,140	2,911,283
Short-term borrowings	19,530	17,280	114,930	14,700	129,170
Long-term debt	25,000	25,000	555	1,104	1,646
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	4,701	2,304	903	1,129	1,269
Other liabilities	38,276	36,286	42,179	40,923	33,274
Total liabilities	3,349,988	3,349,837	3,238,165	3,214,996	3,109,642
Stockholders’ equity:
Common stock	14,272	14,323	14,321	14,330	14,346
Capital surplus	125,371	126,231	126,850	126,845	126,986
Retained earnings	244,017	237,522	230,515	224,238	217,139
Accumulated other comprehensive loss	(51,873)	(49,442)	(56,336)	(63,603)	(46,574)
Total stockholders’ equity	331,787	328,634	315,350	301,810	311,897
Total liabilities and stockholders’ equity	$3,681,775	$3,678,471	$3,553,515	$3,516,806	$3,421,539

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

At period end	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Commercial
Taxable	$384,091	$375,033	$377,215	$371,164	$371,153
Non-taxable	225,796	224,343	222,043	224,764	225,656
Total	609,887	599,376	599,258	595,928	596,809
Real estate
Commercial real estate	1,794,355	1,782,911	1,709,827	1,620,116	1,569,658
Residential	348,911	342,459	330,728	326,223	317,672
Total	2,143,266	2,125,370	2,040,555	1,946,339	1,887,330
Consumer
Indirect Auto	83,348	86,587	76,491	70,006	69,161
Consumer Other	6,737	6,710	13,812	11,433	12,279
Total	90,085	93,297	90,303	81,439	81,440
Total	$2,843,238	$2,818,043	$2,730,116	$2,623,706	$2,565,579

	June 30	Mar 31	Dec 31	Sept 30	June 30
At quarter end	2023	2023	2022	2022	2022
Nonperforming assets:
Nonaccrual/restructured loans	$1,900	$1,798	$3,386	$3,938	$4,387
Accruing loans past due 90 days or more	181	59	748	280	190
Foreclosed assets
Total nonperforming assets	$2,081	$1,857	$4,134	$4,218	$4,577

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2023	2023	2022	2022	2022
Allowance for credit losses:
Beginning balance	$25,444	$27,472	$29,822	$29,374	$28,407
ASU 2016-13 Transition Adjustment		(3,283)
Adjusted beginning balance	25,444	24,189	29,822	29,374	28,407
Charge-offs	77	75	233	101	98
Recoveries	52	66	32	99	115
(Credit to) provision for credit losses	(2,201)	1,264	(2,149)	450	950
Ending balance	$23,218	$25,444	$27,472	$29,822	$29,374

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

At period end	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Interest-bearing deposits:
Money market accounts	$670,669	$775,511	$685,323	$706,947	$592,989
Interest bearing demand and NOW accounts	760,690	698,888	772,712	813,743	752,397
Savings accounts	470,340	500,709	523,931	530,124	518,146
Time deposits less than $250	504,672	400,327	199,136	224,517	219,690
Time deposits $250 or more	109,735	114,443	92,731	78,874	80,503
Total interest-bearing deposits	2,516,106	2,489,878	2,273,833	2,354,205	2,163,725
Noninterest-bearing deposits	713,375	746,089	772,765	769,935	747,558
Total deposits	$3,229,481	$3,235,967	$3,046,598	$3,124,140	$2,911,283

	June 30, 2023
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,416,652	43.9%	71,122	$20
Commercial	1,077,276	33.4	13,170	82
Municipal	463,939	14.4	1,752	265
Brokered	271,614	8.4	28	9,701
Total Deposits	$3,229,481	100.0	86,072	$38

Uninsured	820,642	25.4%
Insured	2,408,839	74.6

	December 31, 2022
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,501,641	49.3%	71,039	$21
Commercial	967,244	31.7	11,891	81
Municipal	554,099	18.2	1,623	341
Brokered	23,614	0.8	30	787
Total Deposits	$3,046,598	100.00	84,583	$36

Uninsured	1,125,252	36.9%
Insured	1,921,346	63.1

			Total Available
At June 30, 2023	Total Available	Outstanding	for Future Liquidity
FHLB advances	$1,212,489	$284,846	$927,643
Federal Reserve discount window	272,131		272,131
Correspondent bank lines of credit	18,000		18,000
Other sources of liquidity:
Brokered deposits	368,294	271,614	96,680
Unencumbered securities	384,755		384,755
Total sources of liquidity	$2,255,669	$556,460	$1,699,209

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Average quarterly balances	2023	2023	2022	2022	2022
Assets:
Loans, net:
Taxable	$2,615,881	$2,546,068	$2,441,358	$2,377,803	$2,254,405
Tax-exempt	224,960	223,917	223,293	225,637	211,885
Total loans, net	2,840,841	2,769,985	2,664,651	2,603,440	2,466,290
Investments:
Taxable	469,712	499,327	528,826	544,782	553,078
Tax-exempt	88,371	100,368	111,206	111,578	111,138
Total investments	558,083	599,695	640,032	656,360	664,216
Interest-bearing balances with banks	6,839	1,218	4,649	9,180	10,694
Federal funds sold	61,093	19,353	14,477	13,665	23,920
Total interest-earning assets	3,466,856	3,390,251	3,323,809	3,282,645	3,165,120
Other assets	184,020	184,594	169,153	180,861	181,900
Total assets	$3,650,876	$3,574,845	$3,492,962	$3,463,506	$3,347,020
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,493,680	$2,337,951	$2,301,974	$2,228,829	$2,167,569
Noninterest-bearing	711,729	744,931	758,889	770,833	756,225
Total deposits	3,205,409	3,082,882	3,060,863	2,999,662	2,923,794
Short-term borrowings	16,854	91,530	49,444	78,922	34,953
Long-term debt	25,000	2,482	814	1,369	1,901
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	39,494	38,917	41,436	38,840	33,080
Total liabilities	3,319,757	3,248,811	3,185,557	3,151,793	3,026,728
Stockholders’ equity	331,119	326,034	307,405	311,713	320,292
Total liabilities and stockholders’ equity	$3,650,876	$3,574,845	$3,492,962	$3,463,506	$3,347,020

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2023	2023	2022	2022	2022
Core net income per share:
Net income GAAP	$9,425	$7,579	$9,139	$9,968	$9,353
Adjustments:
Less: Loss on sale of available for sale securities		81	(1,976)
Add: Loss on sale of available for sale securities tax adjustment		17	(415)
Core net income	$9,425	$7,515	$10,700	$9,968	$9,353
Average common shares outstanding - diluted	7,177,915	7,198,970	7,201,785	7,213,147	7,215,365
Core net income per share	$1.31	$1.04	$1.49	$1.38	$1.30

Tangible book value:
Total stockholders’ equity	$331,787	$328,634	$315,350	$301,810	$311,897
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	48	77	105	179	276
Total tangible stockholders’ equity	$268,369	$265,187	$251,875	$238,261	$248,251
Common shares outstanding	7,130,409	7,150,757	7,158,018	7,162,750	7,170,661
Tangible book value per share	$37.64	$37.09	$35.19	$33.26	$34.62

Core return on average stockholders’ equity:
Net income GAAP	$9,425	$7,579	$9,139	$9,968	$9,353
Adjustments:
Less: Loss on sale of available for sale securities		81	(1,976)
Add: Loss on sale of available for sale securities tax adjustment		17	(415)
Core net income	$9,425	$7,515	$10,700	$9,968	$9,353
Average stockholders’ equity	$331,119	$326,034	$307,405	$311,713	$320,292
Core return on average stockholders’ equity	11.42%	9.35%	13.81%	12.69%	11.71%

Return on average tangible equity:
Net income GAAP	$9,425	$7,579	$9,139	$9,968	$9,353
Average stockholders’ equity	$331,119	$326,034	$307,405	$311,713	$320,292
Less: average intangibles	63,433	63,461	63,512	63,549	63,694
Average tangible stockholders’ equity	$267,687	$262,573	$243,893	$248,164	$256,598
Return on average tangible stockholders’ equity	14.12%	11.71%	14.87%	15.94%	14.62%

Core return on average tangible stockholders’ equity:
Net income GAAP	$9,425	$7,579	$9,139	$9,968	$9,353
Adjustments:
Less: Loss on sale of available for sale securities		81	(1,976)
Add: Loss on sale of available for sale securities tax adjustment		17	(415)
Core net income	$9,425	$7,515	$10,700	$9,968	$9,353
Average stockholders’ equity	$331,119	$326,034	$307,405	$311,713	$320,292
Less: average intangibles	63,433	63,461	63,512	63,549	63,694
Average tangible stockholders’ equity	$267,687	$262,573	$243,893	$248,164	$256,598
Core return on average tangible stockholders’ equity	14.12%	11.61%	17.41%	15.94%	14.62%

Core return on average assets:
Net income GAAP	$9,425	$7,579	$9,139	$9,968	$9,353
Adjustments:
Less: Loss on sale of available for sale securities		81	(1,976)
Add: Loss on sale of available for sale securities tax adjustment		17	(415)
Core net income	$9,425	$7,515	$10,700	$9,968	$9,353
Average assets	$3,650,876	$3,574,845	$3,492,962	$3,463,506	$3,347,020
Core return on average assets	1.04%	0.85%	1.22%	1.14%	1.12%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and six months ended June 30, 2023 and 2022:

Three months ended June 30	2023	2022
Interest income (GAAP)	$36,736	$25,892
Adjustment to FTE	478	461
Interest income adjusted to FTE (non-GAAP)	37,214	26,353
Interest expense	14,640	2,185
Net interest income adjusted to FTE (non-GAAP)	$22,574	$24,168

Six months ended June 30	2023	2022
Interest income (GAAP)	$71,014	$50,463
Adjustment to FTE	965	905
Interest income adjusted to FTE (non-GAAP)	71,979	51,368
Interest expense	25,806	4,125
Net interest income adjusted to FTE (non-GAAP)	$46,173	$47,243

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and six months ended June 30, 2023 and 2022:

Three months ended June 30	2023	2022
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$16,614	$15,493
Less: amortization of intangible assets expense	28	97
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	16,586	15,396

Net interest income (GAAP)	22,096	23,707
Plus: taxable equivalent adjustment	478	461
Noninterest income (GAAP)	3,552	3,881
Less: Net gains (losses) on equity securities	12	(23)
Net interest income (FTE) plus noninterest income (non-GAAP)	$26,114	$28,072

Efficiency ratio (non-GAAP)	63.51%	54.84%

Six months ended June 30	2023	2022
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$33,168	$29,782
Less: Amortization of intangible assets expense	57	193
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	33,111	29,589

Net interest income (GAAP)	45,208	46,338
Plus: Taxable equivalent adjustment	965	905
Noninterest income (GAAP)	7,226	7,302
Less: Net losses on equity securities	(17)	(19)
Less: Gains on sale of available for sale securities	81
Net interest income (FTE) plus noninterest income (non-GAAP)	$53,335	$54,564

Efficiency ratio (non-GAAP)	62.08%	54.23%